Exhibit (l)
[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]
November 21, 2011
BlackRock Utility and Infrastructure Trust
100 Bellevue Parkway
Wilmington, Delaware 19809

Re:	BlackRock Utility and Infrastructure Trust — Registration Statement on Form N-2
Ladies and Gentlemen:
     We have acted as special counsel to BlackRock Utility and Infrastructure Trust, a statutory trust (the “Trust”) created under the Delaware Statutory Trust Act, in connection with the issuance and sale by the Trust of up to 18,750,000 shares (including shares subject to an over-allotment option) of the Trust’s common shares of beneficial interest, par value $0.001 per share (the “Common Shares”).
     This opinion is being furnished in accordance with the requirements of Item 25 of the Form N-2 Registration Statement under the Securities Act of 1933 (the “Securities Act”) and the Investment Company Act of 1940 (the “1940 Act”).
     In connection with this opinion, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of:
     (i) the notification of registration on Form N-8A (File No. 811-22606) of the Trust (the “1940 Act Notification”) filed with the Securities and Exchange Commission (the “Commission”) under the 1940 Act on September 2, 2011;
     (ii) the Registration Statement on Form N-2 (File Nos. 333-176661 and 811-22606) of the Trust relating to the Common Shares filed with the Commission on September 2, 2011 under the Securities Act and the 1940 Act, and as amended by Pre-Effective Amendment No. 1 on October 11, 2011, Pre-Effective Amendment No. 2 on October 26, 2011 and as proposed to be amended by Pre-Effective Amendment No. 3 on the date hereof (such Registration Statement, as so amended and proposed to be amended, being hereinafter referred to as the “Registration Statement”);

BlackRock Utility and Infrastructure Trust
November 21, 2011

     (iii) the form of Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into between the Trust, as issuer, BlackRock Advisors, LLC, as investment advisor to the Trust, BlackRock Financial Management, Inc., as investment sub-advisor to the Trust, BlackRock Investment Management, LLC, as investment sub-advisor to the Trust, and the representatives of the several Underwriters named therein (the “Underwriters”), filed as an exhibit to the Registration Statement;
     (iv) a copy of the Trust’s Certificate of Trust, as certified by the Secretary of State of the State of Delaware;
     (v) a copy of the Trust’s Agreement and Declaration of Trust, dated as of August 25, 2011 (the “Declaration”), as certified by the Assistant Secretary of the Trust;
     (vi) a copy of the Trust’s By-Laws, as currently in effect (the “By-Laws”), as certified by the Assistant Secretary of the Trust; and
     (vii) certain resolutions adopted by the Board of Trustees of the Trust relating to the creation, issuance and sale of the Common Shares and related matters, as certified by the Assistant Secretary of the Trust.
     We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Trust and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.
     In our examination, we have assumed the genuineness of all signatures including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Trust and others and of public officials.
     In making our examination of documents, we have assumed that the parties thereto, other than the Trust, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. We have also assumed that the Underwriting Agreement will be executed and delivered in substantially the form reviewed by us and that if a holder of Common Shares requests a certificate representing such holder’s Common Shares, such certificate will have been signed manually or by facsimile by an authorized officer of the transfer agent and registrar for the Common Shares and registered by such transfer agent and registrar.

BlackRock Utility and Infrastructure Trust
November 21, 2011

     Members of our firm are admitted to the practice of law in the State of Delaware and we do not express any opinion as to any laws other than the Delaware Statutory Trust Act.
     Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective; (ii) the Underwriting Agreement has been duly executed and delivered; and (iii) the Common Shares have been delivered to and paid for by the Underwriters as contemplated by the Underwriting Agreement, the issuance and sale of the Common Shares will have been duly authorized, and the Common Shares will be validly issued, fully paid and nonassessable (except as provided in the last sentence of Section 3.8 of the Declaration).
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Opinions” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP

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